ADDENDUM TO MANAGEMENT AGREEMENT

     This Addendum, dated as of September 3, 2002, supplements the Management Agreement (the "Agreement") dated as of August 1, 1997, by and between American Century Capital Portfolios, Inc., ("ACCP") and American Century Investment Management, Inc. ("ACIM").

     IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

     1. ACIM shall manage the following classes (the "New Classes") of shares to be issued by ACCP, and for such management shall receive the Applicable Fee set forth below:
                  Name of Series                              Applicable Fee

         Value Fund                         A Class                  1.00%
                                            B Class                  1.00%
                                            C Class II               1.00%

         Large Company Value Fund   A Class            0.90% of first $1 billion
                                                    0.80% of the next $4 billion
                                                           0.70% over $5 billion

                                            B Class    0.90% of first $1 billion
                                                    0.80% of the next $4 billion
                                                           0.70% over $5 billion

                                            C Class II 0.90% of first $1 billion
                                                    0.80% of the next $4 billion
                                                           0.70% over $5 billion

     2. ACIM shall  manage  the New  Classes  in  accordance  with the terms and
conditions   specified   in  the   Agreement   for   its   existing   management
responsibilities.

     IN WITNESS WHEREOF, the parties have caused this Addendum to the Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                             AMERICAN CENTURY
                                    CAPITAL PORTFOLIOS, INC.


__________________________          ____________________________________
Anastasia H. Enneking                       Charles A. Etherington
Assistant Secretary                                  Vice President

Attest:                             AMERICAN CENTURY INVESTMENT
                                    MANAGEMENT, INC.


__________________________          ______________________________
Anastasia H. Enneking                       Charles A. Etherington
Assistant Secretary                                  Vice President